Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 19, 2016, relating to the balance sheet of GTY Technology Holdings Inc. as of August 17, 2016, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 11, 2016 (inception) to August 17, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
September 26, 2016